Exhibit 6.2

PROMISSORY NOTE

$ 5,000300	Palo Alto, CA
April 21, 2003

Connexed Technologies, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of S. Richard Bentley (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of FIVE THOUSAND DOLLARS ($5,000.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The outstanding principal and accrued and unpaid interest shall be due and payable by the Maker either (a) on April 21, 2008 (the “Maturity Date”) or (b) on demand by the Lender at any time prior to the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connect ion with the execution, delivery, performance , collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns.

Connexed Technologies, Inc.

By: /s/ S Richard Bentley
Name: S. Richard Bentley
Title: C.E.O.

1

PROMISSORY NOTE

$ 3,500.00	Palo Alto, CA
May 4, 2005

Connexed Technologies, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of S. Richard Bentley (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of THREE THOUSAND FIVE HUNDRED DOLLARS ($3,500.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The outstanding principal and accrued and unpaid interest shall be due and payable by the Maker either (a) on May 4, 2010 (the “Maturity Date”) or (b) on demand by the Lender at any time prior to the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connect ion with the execution, delivery, performance , collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns.

Connexed Technologies, Inc.

By: /s/ S Richard Bentley
Name: S. Richard Bentley
Title: C.E.O.

2

PROMISSORY NOTE

$ 2,500.00	Palo Alto, CA
January 27, 2006

Connexed Technologies, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of S. Richard Bentley (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of TWO THOUSAND FIVE HUNDRED DOLLARS ($2,500.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The outstanding principal and accrued and unpaid interest shall be due and payable by the Maker either (a) on January 27, 2009 (the “Maturity Date”) or (b) on demand by the Lender at any time prior to the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connect ion with the execution, delivery, performance , collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns.

Connexed Technologies, Inc.

By: /s/ S Richard Bentley
Name: S. Richard Bentley
Title: C.E.O.

3

PROMISSORY NOTE

$ 1,500.00	Palo Alto, CA
February 13, 2006

Connexed Technologies, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of S. Richard Bentley (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of ONE THOUSAND FIVE HUNDRED DOLLARS ($1,500.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The outstanding principal and accrued and unpaid interest shall be due and payable by the Maker either (a) on February 13, 2009 (the “Maturity Date”) or (b) on demand by the Lender at any time prior to the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connect ion with the execution, delivery, performance , collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns.

Connexed Technologies, Inc.

By: /s/ S Richard Bentley
Name: S. Richard Bentley
Title: C.E.O.

4

PROMISSORY NOTE

$ 5,000.00	Palo Alto, CA
February 21, 2006

Connexed Technologies, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of S. Richard Bentley (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of FIVE THOUSAND DOLLARS ($5,000.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The outstanding principal and accrued and unpaid interest shall be due and payable by the Maker either (a) on February 21, 2009 (the “Maturity Date”) or (b) on demand by the Lender at any time prior to the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connect ion with the execution, delivery, performance , collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns.

Connexed Technologies, Inc.

By: /s/ S Richard Bentley
Name: S. Richard Bentley
Title: C.E.O.

5

PROMISSORY NOTE

$ 1,000.00	Palo Alto, CA
March 9, 2006

Connexed Technologies, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of S. Richard Bentley (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of ONE THOUSAND DOLLARS ($1,000.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The outstanding principal and accrued and unpaid interest shall be due and payable by the Maker either (a) on March 9, 2009 (the “Maturity Date”) or (b) on demand by the Lender at any time prior to the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connect ion with the execution, delivery, performance , collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns.

Connexed Technologies, Inc.

By: /s/ S Richard Bentley
Name: S. Richard Bentley
Title: C.E.O.

6

PROMISSORY NOTE

$ 500.00	Palo Alto, CA
March 22, 2006

Connexed Technologies, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of S. Richard Bentley (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of FIVE HUNDRED DOLLARS ($500.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The outstanding principal and accrued and unpaid interest shall be due and payable by the Maker either (a) on March 22, 2009 (the “Maturity Date”) or (b) on demand by the Lender at any time prior to the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connect ion with the execution, delivery, performance , collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns.

Connexed Technologies, Inc.

By: /s/ S Richard Bentley
Name: S. Richard Bentley
Title: C.E.O.

7

PROMISSORY NOTE

$ 5,200.00	Palo Alto, CA
April 14, 2006

Connexed Technologies, Inc., a Delaware corporation (“Maker”) hereby promises to pay to the order of S. Richard Bentley (“Lender”), its successors and assigns, in lawful money of the United States of America, the lesser of FIVE THOUSAND TWO HUNDRED DOLLARS ($5,200.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below.

The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to six percent (6%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

The outstanding principal and accrued and unpaid interest shall be due and payable by the Maker either (a) on April 14, 2009 (the “Maturity Date”) or (b) on demand by the Lender at any time prior to the Maturity Date.

This Promissory Note may be prepaid in whole or in part at any time, without premium or penalty.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connect ion with the execution, delivery, performance , collection and enforcement of this Promissory Note.

This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of California, without regard to principles of conflict of laws.

This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Maker and inure to the benefit of the Lender and its permitted successors, endorsees and assigns.

Connexed Technologies, Inc.

By: /s/ S Richard Bentley
Name: S. Richard Bentley
Title: C.E.O.

8

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$5,000.00

April 30, 2015

San Francisco, California

For value received CLOUDASTRUCTURE, INC., a Delaware corporation (the “Company”), promise to pay to Rick Bentley or its assigns (“Holder”) the principal sum of $5,000.00 together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This convertible promissory note (the “Note”) is issued as part of a series of similar convertible promissory notes (collectively, the “Notes”) pursuant to the terms of that certain Convertible Promissory Note Purchase Agreement (as amended from time to time, the “Agreement”) dated as os April 30, 2015 to the persons and entities listed on Exhibit A attached to the Agreement (collectively the “Holders”). Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement.

1.       REPAYMENT. All payments of interest and principal shall be in lawful money of the United States of America and shall be made pro rata among all Holders. All payments shall be applied first to accrued interest, and thereafter to principal. The outstanding principal amount of the Loan shall be due and payable on [Maturity Date] (the “Maturity Date”).

2.       INTEREST RATE. The Company promises to pay simple interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall be payable at the rate of 5.0% per annum or the maximum rate permissible by law, whichever is less. Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3. Conversion; Conversion or Repayment Upon Sale of the Company.

(A) In the event that the Company issues and sells shares of its Equity Securities to investor (the “Investors”) on or before the date of the repayment in full of this Note in an equity financing resulting in gross proceeds to the Company of at least $500,000 starting from January 1, 2014 (including the conversion of the Notes and other debt), and such financing has a pre-money valuation of at least $3,000,000 (a “Qualified Financing”), then the outstanding principal balance of this Note and any accrued but unpaid interest thereon, shall automatically convert in whole without any further action by the Holder into such Equity Securities at a conversion price equal to the lesser of (i) the per share price paid by the Investors or (ii) the price equal to the quotient of $3,000,000 divided by the aggregate number of outstanding shares of the Company’s Common Stock as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes), and otherwise on the same terms and conditions as given to the Investors.

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(B) In the event that a Qualified Financing is not consummated prior to the Maturity Date then, at the election of the Majority Holders (defined below) made in writing at least five days prior t the Maturity Date, effective upon the Maturity Date, the outstanding principal balance and any unpaid accrued interest under this Note and each of the other Notes shall be converted into shares of Common Stock of the Company at a conversion price equal to the quotient of $3,000,000 divided by the aggregate number of outstanding shares of the Company’s Common Stock as of the Maturity Date (assuming full conversion or exercise of all convertible and exercisable securities then outstanding other than the Notes).

(C) Notwithstanding any provision of this Note to the contrary, in the event that the Company consummates a Sale of the Company (as defined below) prior to the conversion or repayment in full of this Note, (i) the Company will give the Holder at least ten days prior written notice of the anticipated closing date of such Sale of the Company and (ii) the Majority Holders may elect to either (A) convert each of the Notes into shares of the Company’s Common Stock at a conversion price equal to the quotient of $3,000,000 divided by the aggregate number of outstanding shares of the Company’ Common Stock as of the Sale Notice Date (assuming full conversion or exercise of all convertible an exercisable securities then outstanding other than the Notes) or (B) demand prepayment of the Note and all accrued interest prior to the closing of such sale. Any such election to convert the Notes o demand for prepayment pursuant to this paragraph will be made in writing and delivered to the Company at least five days prior to the anticipated closing date of such Sale of the Company.

(D) If, after aggregation, the conversion of this Note would result in the issuance of fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one share of the class and series of capital stock into which this Not has converted by such fraction.

(e)  For purposes of this Note:

(I)   “Sale of the Company” shall mean (i) any consolidation or merger of the Company wit or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization; (ii) any transaction or series or related transactions to which the Company is a party in which in excess of 50% of the Company’ voting power is transferred; provided, however, that a Sale of the Company shall not include an transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company.

(II)   “Equity Securities” shall mean the Company’s Preferred Stock or any securities conferring the right to purchase the Company’s Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Preferred Stock, except that such defined term shall not include any security (x) granted, issued and/or sold by the Company to any employee, director or consultant in such capacity or (y) issued upon the conversion or exercise of any option or warrant outstanding as of the date of this Note.

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4. MATURITY. Unless this Note has been previously converted or prepaid in accordance with the terms of Section 3 above, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date; provided, however, that the Maturity Date may be extended upon the written consent of the Company and the Majority Holders.

5. EXPENSES. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

6. Prepayment. The Company may not prepay this Note prior to the Maturity Date without the consent of Investors holding Notes whose aggregate principal amount represents a majority of the outstanding principal amount of all then-outstanding Notes (the “Majority Holders”).

7. DEFAULT. If there shall be any Event of Default hereunder, at the option and upon the declaration of the Majority Holders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 7(b) or 7(c)), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an Event of Default:

(A) The Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Not on the date the same becomes due and payable;

(B) The Company files any petition or action for relief under any bankruptcy, reorganization insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(C) An involuntary petition is filed against the Company (unless such petition is dismissed o discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

8. WAIVER. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

9. GOVERNING LAW. This Note shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents, made and to be performed entirely within the State of California, without giving effect to conflicts of laws principles.

10. Parity with Other Notes. The Company’s repayment obligation to the Holder under this Note shall be on parity with the Company’s obligation to repay all Notes issued pursuant to the Agreement. In the event that the Company is obligated to repay the Notes and does not have sufficient funds to repay all the Notes in full, payment shall be made to the Holders of the Notes on a pro rata basis. The preceding sentence shall not, however, relieve the Company of its obligations to the Holder hereunder.

11. MODIFICATION; WAIVER. Any term of this Note may be amended or waived with the written consent of the Company and the Majority Holders.

12. ASSIGNMENT. This Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument o transfer in form satisfactory to the Company. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

[signature page follows]

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The Company has caused this Note to be issued as of the date first written above.

CLOUDASTRUCTURE, INC.

By: /s/ S. Richard Bentley

Rick Bentley, CEO

Holder: Rick Bentley

Principal Amount of Note: $5,000.00

Date of Note: April 30, 2015

[SIGNATURE PAGE TO CONVERTIBLE PROMISSORY NOTE OF CLOUDASTRUCTURE, INC.]

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